Exhibit 99.1

AeroVironment Announces Establishment of 10b5-1 Trading Plan by Chief Executive Officer

SIMI VALLEY, Calif., Dec. 31, 2015 – AeroVironment, Inc. (NASDAQ:AVAV today announced that its chief executive officer and chairman of the board, Timothy E. Conver, as trustee of The Conver Family Trust, has established a pre-arranged stock trading plan to sell a portion of company stock held by the Trust over a specific period of time. The stock trading plan is part of a long-term strategy for asset diversification and liquidity and was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and AeroVironment’s policies with respect to employee stock transactions.

Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. Using these plans, insiders can diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce market impact and can avoid concerns about whether they had material, non-public information when they sold their stock.

Under the Rule 10b5-1 Plan, the Trust may sell up to 320,000 shares over a period of approximately nine months. If the Trust completes all the planned sales under the Rule 10b5-1 Plan, Mr. Conver would beneficially own approximately 2,139,920 shares of AeroVironment common stock (including all options currently exercisable by Mr. Conver), or approximately 9.1 percent of the company’s current outstanding shares. The transactions under this plan will commence no earlier than March 2016 and will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Form 4 filings will also be posted on AeroVironment’s website.

About AeroVironment, Inc.

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AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions. The company’s electric-powered, hand-launched unmanned aircraft systems generate and process data to deliver powerful insight, on demand, to people and enterprises engaged in military, public safety and commercial activities around the world. AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets. More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; our reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on 10-Q. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

pr@avinc.com

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